Exhibit 21(a)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC SUBSIDIARY HIERARCHY Effective February 20, 2014

Jurisdiction
Energy Future Competitive Holdings Company LLC	Delaware
Texas Competitive Electric Holdings Company LLC	Delaware
TCEH Finance, Inc.	Delaware
Generation MT Company LLC	Delaware
Luminant Holding Company LLC	Delaware
Luminant Energy Company LLC	Texas
Luminant ET Services Company	Texas
Luminant Energy Trading California Company	Texas
Luminant Generation Company LLC	Texas
Nuclear Energy Future Holdings LLC	Delaware
Nuclear Energy Future Holdings II LLC	Delaware
Comanche Peak Nuclear Power Company LLC (1)	Delaware
Valley NG Power Company LLC	Texas
Luminant Renewables Company LLC	Texas
Generation SVC Company	Texas
Big Brown 3 Power Company LLC	Texas
Big Brown Power Company LLC	Texas
Collin Power Company LLC	Delaware
DeCordova Power Company LLC	Texas
DeCordova II Power Company LLC	Delaware
Eagle Mountain Power Company LLC	Delaware
Lake Creek 3 Power Company LLC	Texas
Martin Lake 4 Power Company LLC	Texas
Monticello 4 Power Company LLC	Texas
Morgan Creek 7 Power Company LLC	Texas
Oak Grove Management Company LLC	Delaware
Oak Grove Power Company LLC	Texas
Sandow Power Company LLC	Texas
Tradinghouse 3 & 4 Power Company LLC	Texas
Tradinghouse Power Company LLC	Texas
Valley Power Company LLC	Texas
Big Brown Lignite Company LLC	Texas
Luminant Big Brown Mining Company LLC	Texas
Luminant Mining Company LLC	Texas
Oak Grove Mining Company LLC	Texas
Luminant Mineral Development Company LLC	Texas
NCA Resources Development Company LLC	Texas
Greenway Development Holding Company LLC	Delaware
TXU Energy Receivables Company LLC	Delaware
TXU Energy Retail Company LLC	Texas
TXU Retail Services Company	Delaware
TXU Energy Solutions Company LLC	Texas

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC SUBSIDIARY HIERARCHY Effective February 20, 2014

TXU SEM Company	Delaware
4Change Energy Holdings LLC	Texas
4Change Energy Company	Texas

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(1) 88% ownership interest